Exhibit 1.1

Execution Version

Berkshire Hathaway Finance Corporation

£1,000,000,000 2.375% Senior Notes due 2039

£750,000,000 2.625% Senior Notes due 2059

Unconditionally Guaranteed by

Berkshire Hathaway Inc.

Underwriting Agreement

June 12, 2019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London, E14 5JP

United Kingdom

Merrill Lynch International

2 King Edward Street

London, EC1A 1HQ

United Kingdom

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Berkshire Hathaway Finance Corporation, a Delaware corporation (the “Issuer”) and a wholly owned subsidiary of Berkshire Hathaway Inc., a Delaware corporation (the “Guarantor”), proposes to issue and sell to Goldman Sachs & Co. LLC, J.P. Morgan Securities plc, Merrill Lynch International and Wells Fargo Securities, LLC (each an “Underwriter,” and collectively, the “Underwriters”), £1,000,000,000 aggregate principal amount of its 2.375% Senior Notes due 2039 (the “2039 Notes”) and £750,000,000 aggregate principal amount of its 2.625% Senior Notes due 2059 (the “2059 Notes” and, together with the 2039 Notes, the “Notes”). The Notes will be issued pursuant to an Indenture dated as of January 26, 2016 (including the terms of the Notes to be established pursuant thereto, the “Indenture”) among the Issuer, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). In connection with the issuance of the Notes, the Issuer will enter into a Paying Agency Agreement (the

“Agency Agreement”), to be dated as of the Closing Date, between the Issuer and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”). Each of such Notes will have the benefit of an unconditional and irrevocable guarantee (the “Guarantee”) as to the payment of principal and interest from the Guarantor. The Notes and the Guarantee are referred to collectively in this Agreement as the “Securities.”

Each of the Issuer and the Guarantor, jointly and severally, hereby confirms its agreement with the Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. A registration statement on Form S-3 (Registration No. 333-229396), including a prospectus (the “Base Prospectus”) relating to the Securities, has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and has become effective under the Securities Act. Such registration statement, including any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424 under the Securities Act and any other information deemed to be part of such registration statement pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” The Base Prospectus, as supplemented by a prospectus supplement to reflect the final terms of the Securities and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as the “Final Prospectus.” The Base Prospectus, as supplemented by any preliminary prospectus supplement which describes the Securities and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents that were filed by the Issuer or the Guarantor on or prior to the respective dates thereof under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and incorporated by reference therein, excluding any documents or portions of such documents that are deemed under the rules and regulations of the Commission under the Securities Act not to be incorporated by reference therein; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the respective dates thereof.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Issuer and the Guarantor had prepared the following information (the “Time of Sale Information”): a Preliminary Prospectus dated June 12, 2019, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase of the Securities by the Underwriters. (a) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Issuer agrees to issue and sell the Securities to each Underwriter as provided in this Agreement, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal (i) with respect to the 2039 Notes, 97.885% of the principal amount thereof, plus accrued interest, if any, from June 19, 2019, to the Closing Date (as defined below) and (ii) with respect to the 2059 Notes, 98.483% of the principal amount thereof, plus accrued interest, if any, from June 19, 2019, to the Closing Date. The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Issuer and the Guarantor understand that the Underwriters intend to make a public offering of the Securities as soon as practicable after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Securities on the terms set forth in the Final Prospectus. The Issuer and the Guarantor acknowledge and agree that each Underwriter may offer and sell Securities to or through any affiliate of such Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through the applicable Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:30 A.M., London time, on June 19, 2019, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters, the Issuer and the Guarantor may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified to the Underwriters by the Issuer and the Guarantor against delivery of the Securities in book-entry form through a common depositary for Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear system, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer, except to the extent such taxes were imposed due to the failure of an Underwriter, upon the request of the Issuer, to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes. The Global Notes will be made available for inspection by the Underwriters not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) Each of the Issuer and the Guarantor acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to each of the Issuer and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, the Guarantor or any other person. Additionally, the Underwriters are not advising the Issuer or the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Issuer and the Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer or the Guarantor with respect thereto. Any review by the Underwriters of the Issuer, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer or the Guarantor.

3. Representations and Warranties of the Issuer and the Guarantor. Each of the Issuer and the Guarantor, jointly and severally, represents and warrants to each Underwriter that:

(a) Time of Sale Information. The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Issuer or the Guarantor in writing by any Underwriter expressly for use in such Time of Sale Information. No statement of a material fact to be included in the Final Prospectus has been omitted from the Time of Sale Information and no statement of a material fact included in the Time of Sale Information that is required to be included in the Final Prospectus will be omitted therefrom.

(b) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Issuer in writing by any Underwriter expressly for use in any Preliminary Prospectus.

(c) Issuer Free Writing Prospectus. The Issuer and the Guarantor (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer, the Guarantor or their respective agents and representatives, other than the Underwriters (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”), other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any Preliminary Prospectus, (iii) the Final Prospectus, (iv) the documents listed on Annex A hereto and (v) any electronic road show or other written communications, in each case approved in advance by the Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with any Preliminary Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Issuer in writing by any Underwriter expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Final Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer or the Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or the Guarantor or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished to the Issuer in writing by any Underwriter expressly for use in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto).

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Adverse Change. Since March 31, 2019, there has not been any material adverse change in or affecting the general affairs, business prospects, management, financial position, shareholders’ equity or results of operations of the Issuer or the Guarantor, or the Guarantor’s subsidiaries General Re Corporation, GEICO Corporation, National Indemnity Company, Berkshire Hathaway Energy Company, Burlington Northern Santa Fe, LLC, Marmon Holdings, Inc., The Lubrizol Corporation and Precision Castparts Corp. (the “Significant Subsidiaries”), in each case otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Final Prospectus.

(g) Organization and Good Standing of the Issuer and the Guarantor. Each of the Issuer and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure (individually or in the aggregate) to be so qualified or in good standing in any such jurisdiction would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h) Organization and Good Standing of the Significant Subsidiaries. Each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Final Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure (individually or in the aggregate) to be so qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect.

(i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor.

(j) The Indenture. The Indenture has been duly authorized, executed and delivered by each of the Issuer and the Guarantor, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of each of the Issuer and the Guarantor, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture complies with the requirements for qualification under the Trust Indenture Act.

(k) The Agency Agreement. The Agency Agreement has been duly authorized, executed and delivered by the Issuer, and assuming due authorization, execution and delivery thereof by the Paying Agent, constitutes a valid and legally binding obligation of the Issuer, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(l) The Guarantee. The Guarantee has been duly authorized by the Guarantor and, when executed and delivered by the Guarantor on the Closing Date, will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(m) The Notes. The Notes have been duly authorized by the Issuer and, when issued and delivered pursuant to this Agreement and the Indenture and authenticated by the Trustee as provided in the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

(n) Descriptions of the Transaction Documents. Each of this Agreement, the Securities, the Indenture and the Agency Agreement (collectively, the “Transaction Documents”) conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Final Prospectus.

(o) No Registration Rights. No person has the right to require the Issuer or the Guarantor to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(p) Issuer’s and Significant Subsidiaries’ Capital Stock. All of the issued and outstanding shares of capital stock of the Issuer are owned directly by the Guarantor, free and clear of all material liens, encumbrances, equities or claims; and all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for any directors’ qualifying shares, and except for less than 10% of the shares of Berkshire Hathaway Energy Company) are owned directly or indirectly by the Guarantor, free and clear of all material liens, encumbrances, equities or claims.

(q) No Issuer Subsidiaries. The Issuer has no subsidiaries.

(r) No Stabilization or Manipulation. Prior to the date hereof, neither the Issuer nor the Guarantor nor any of their respective affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Issuer or the Guarantor in connection with the offering of the Securities.

(s) No Conflicts. The issue and sale by the Issuer of the Notes and the delivery and sale by the Guarantor of the Guarantee, the compliance by the Issuer and the Guarantor with all of the provisions of the Transaction Documents and the consummation of the transactions therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer, the Guarantor or any of the Significant Subsidiaries is a party or by which the Issuer, the Guarantor or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Issuer, the Guarantor or any of the Significant Subsidiaries is subject, or (ii) result in any violation of (A) the provisions of the Restated Certificate of Incorporation or By-laws of the Issuer or the provisions of the Restated Certificate of Incorporation or By-laws of the Guarantor or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the

Issuer, the Guarantor or any of the Significant Subsidiaries or any of their properties, except, in the case of clauses (i) and (ii)(B), for any such conflict, breach, violation, or default which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Issuer and the Guarantor of the transactions contemplated by the Transaction Documents, except for any such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the Securities Act and the Trust Indenture Act, or under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, or the failure of which to obtain would not (individually or in the aggregate) have a Material Adverse Effect.

(t) No Violation or Default. None of the Issuer, the Guarantor or any Significant Subsidiary is (i) in violation of its Certificate of Incorporation or Restated Certificate of Incorporation (as the case may be) or By-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (i) for any immaterial violation of its By-laws or in the case of clause (ii) where such violation would not reasonably be expected to have a Material Adverse Effect.

(u) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, there are no legal or governmental proceedings pending to which the Issuer, the Guarantor or any of the Significant Subsidiaries is a party or of which any property of the Issuer, the Guarantor or any of the Significant Subsidiaries is the subject which, if determined adversely to the Issuer, the Guarantor or any Significant Subsidiary, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Issuer’s and the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(v) Investment Company Act. Neither the Issuer nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, neither the Issuer nor the Guarantor will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(w) Independent Accountants. To the best of the Issuer’s and the Guarantor’s knowledge, Deloitte & Touche LLP, who have certified the consolidated financial statements of the Guarantor included in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder.

(x) Accounting Controls. The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The Guarantor’s internal control over financial reporting is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting in each case as of the end of the most recent fiscal year of the Guarantor.

(y) Disclosure Controls. The Guarantor maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its consolidated subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(z) No Material Change in the Guarantor’s Internal Control over Financial Reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(aa) Status under the Securities Act. Each of the Issuer and the Guarantor is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4. Further Agreements of the Issuer and the Guarantor. The Issuer covenants and agrees with each Underwriter that:

(a) Required Filings. The Issuer and the Guarantor will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; the Issuer and the Guarantor, as appropriate, will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Issuer and the Guarantor will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City and London prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Issuer and the Guarantor will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Issuer and the Guarantor will deliver, without charge to the Underwriters (during the Prospectus Delivery Period (as defined below), as many copies of the Final Prospectus (including all amendments and supplements thereto)) and each Issuer Free Writing Prospectus as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the

Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer; provided that the Underwriters shall promptly notify the Issuer and the Guarantor of the termination of the Prospectus Delivery Period.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the termination of the offering of the Securities, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Final Prospectus, whether before or after the time that the Registration Statement becomes effective, the Issuer and the Guarantor will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably object.

(d) Notice to the Underwriters. From the date hereof until the end of the Prospectus Delivery Period, the Issuer and the Guarantor will advise the Underwriters promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Final Prospectus or any amendment to the Final Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating thereto; (iv) when it learns of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) when it learns of the occurrence of any event as a result of which the Final Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuer of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuer or the Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer and the Guarantor will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer or the Guarantor will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this provision, (a) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) the term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Prospectus to comply with law, the Issuer or the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with law.

(h) Blue Sky Compliance. The Issuer and the Guarantor will promptly from time to time take such action as the Underwriters may reasonably request to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required to complete the distribution of the Securities; provided that the Issuer and the Guarantor shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) take any action that would subject it to taxation in any such jurisdiction if it is not otherwise so subject.

(i) Earning Statement. The Guarantor will make generally available to its security holders an earning statement (that need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(j) Clear Market. The Issuer and the Guarantor, during the period beginning from the date hereof and continuing until the Closing Date, will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Issuer or the Guarantor that are substantially similar to the Securities, including but not limited to any securities that represent the right to receive the Securities or any such substantially similar securities, without the Underwriters’ prior written consent, other than any securities that have been identified to the Underwriters in writing prior to the date hereof.

(k) Use of Proceeds. The Issuer and the Guarantor will use the net proceeds received by the Issuer from the sale of the Securities pursuant to this Agreement in the manner specified in the Registration Statement, the Time of Sale Information and the Final Prospectus under the caption “Use of Proceeds.”

(l) No Stabilization. The Issuer will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) NYSE Listing of Securities. The Issuer will use its commercially reasonable efforts to list, subject to notice of issuance if applicable, the Securities on the New York Stock Exchange (the “NYSE”) for trading on such exchange as promptly as practicable after the date hereof.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer or the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Issuer or the Guarantor) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuer and the Guarantor in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet in the form of Annex B hereto without the consent of the Issuer or the Guarantor.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuer and the Guarantor if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA is complied with or does not apply to the Issuer or the Guarantor; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area.

For the purposes of this provision, (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

(e) Neither it nor any of its affiliates (i) has offered or sold, or will offer or sell, in Hong Kong, by means of any document, the Securities other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(f) It will not circulate or distribute the Registration Statement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, nor will it offer or sell, or make an invitation for subscription or purchase, the Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as amended (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(g) It will not offer or sell any of the Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to others, for re-offering or re-sale directly or indirectly in Japan or to, or for the benefit of, any resident of Japan, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan in effect at the relevant time. For the purposes of this provision, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

(h) It will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Underwriter understands that no action has been taken to permit a public offering of the Securities in any jurisdiction outside the United States where action would be required for such purpose, and agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case at each Underwriter’s own risk and expense.

6. Conditions of Underwriters’ Obligations. The obligation of the Underwriters to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; each Issuer Free Writing Prospectus and Final Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) The representations and warranties of the Issuer and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer, the Guarantor and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Munger, Tolles & Olson LLP, counsel for the Issuer and the Guarantor, shall have furnished to the Underwriters their written opinion and 10b-5 statement, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex C hereto.

(e) Emmet, Marvin & Martin LLP, special counsel to the Trustee, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

(i) The Trustee is a national banking corporation duly incorporated and validly existing under the laws of the United States;

(ii) The execution, delivery and performance by the Trustee of the Indenture, and the authentication and delivery by the Trustee of the certificates evidencing the Securities, have been duly authorized by all necessary corporate action on the part of Trustee; the Indenture has been duly executed and delivered by the Trustee and constitutes a valid and legally binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, and other similar laws relating to or affecting creditors’ rights generally and to general equity principles; and the certificates evidencing the Securities have been duly authenticated by the Trustee; and

(iii) No consent of any federal or New York state banking authority is required for the execution, delivery or performance by the Trustee of its obligations under the Indenture.

(f) On the date of this Agreement and as of the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters and in the form agreed to by the parties hereto.

(g) Since March 31, 2019, there shall not have been any change in the capital stock or long-term debt of the Issuer, the Guarantor or any Significant Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor or any subsidiary thereof, otherwise than as set forth or contemplated in the Time of Sale Information (excluding any amendment or supplement thereto) and the Final Prospectus (excluding any amendment or supplement thereto), the effect of which is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Prospectus.

(h) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Issuer’s or the Guarantor’s debt securities by Standard & Poor’s Ratings Services or Moody’s Investors Service, and (ii) neither such organization shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any of the Issuer’s or the Guarantor’s debt securities.

(i) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Guarantor’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by Federal, New York State or United Kingdom authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom; (iv) the outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial markets, if the effect of any such event specified in clause (iv) or (v) in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Registration Statement.

(j) On or prior to the Closing Date, each of the Issuer and the Guarantor shall have duly executed and delivered each of the Transaction Documents and the Securities.

(k) The Issuer and the Guarantor shall have furnished or caused to be furnished to the Underwriters on the Closing Date certificates of officers of the Issuer and the Guarantor satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Issuer and the Guarantor herein on and as of the Closing Date, as to the performance by the Issuer and the Guarantor of all of their obligations hereunder to be performed on or prior to the Closing Date, as to the matters set forth in subsection (g) of this Section 6 and as to such other matters as the Underwriters may reasonably request.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. Each of the Issuer and Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Issuer in writing by any Underwriter expressly for use therein.

(b) Indemnification of the Issuer and Guarantor. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuer, the Guarantor and each of their respective directors, officers who signed the Registration Statement and each person, if any, who controls the Issuer or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Issuer in writing by such Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the second and third sentences of the third paragraph, the second sentence of the seventh paragraph and the eighth and ninth paragraphs under the caption “Underwriting.”

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an indemnified party or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer and the Guarantor from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 48 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 48 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Underwriters may be necessary in the Registration Statement and the Final Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement and the Final Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8 purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Issuer, except that the Issuer will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer or any non-defaulting Underwriter for damages caused by its default.

9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Issuer and the Guarantor, jointly and severally, covenants and agrees with the Underwriters that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer’s and the Guarantor’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Final Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof to the Underwriters and dealers; (ii) the cost of printing or producing or distributing each of this Agreement, the Transaction Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(h) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities (not including the related legal fees); (vi) the fees, expenses and disbursements of the Trustee and the Paying Agent in connection with the Transaction Documents and the Securities; (vii) the costs and charges of any transfer agent and registrar; (viii) all expenses incurred by the Issuer and the Guarantor in connection with any “road show” presentation to potential investors; (ix) all expenses and application fees in connection with the listing of the Securities on the NYSE; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 10. It is understood, however, that, the Underwriters will pay, except as provided in this Section 10, and Section 7 hereof, all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make, pro rata (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined below) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

(b) If this Agreement is terminated pursuant to Section 8 hereof or if any Underwriter shall default in its obligations hereunder, or if the Underwriters shall fail to take and purchase the Securities due to the failure of the condition set forth in Section 6(c) hereof to be met, the Issuer and the Guarantor shall not then be under any liability to any Underwriter except as provided in Section 7 hereof; but for any other reason the Securities are not delivered by or on behalf of the Issuer and the Guarantor as provided herein, the Issuer and the Guarantor will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Issuer and the Guarantor shall then be under no further liability to the Underwriters except as provided in Section 7 hereof.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, solely to the extent set forth in Section 7 hereof, the officers and directors and any controlling persons referred to therein, and the affiliates of each Underwriter referred to therein. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Issuer, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantor or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or London, England; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Goldman Sachs & Co. LLC, at 200 West Street, New York, New York 10282, Attention: Registration Department; J.P. Morgan Securities plc, at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group; Merrill Lynch International, at 2 King Edward Street, London, EC1A 1HQ, United Kingdom, Attention: Syndicate Desk; and Wells Fargo Securities, LLC, at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management. Notices to the Issuer and/or the Guarantor shall be delivered or sent by mail or facsimile transmission to the address of the Guarantor set forth in the Registration Statement, Attention: Chief Financial Officer.

(b) Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) EU Bail-in Legislation. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Issuer, the Issuer acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(1) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Issuer under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(a) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(b) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Issuer of such shares, securities or obligations;

(c) the cancellation of the BRRD Liability;

(d) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(2) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purpose of this Section 14(g),

(1) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(2) “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(3) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(4) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

(5) “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

(6) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

(h) Agreement Among Managers. By executing this Agreement, each of the Underwriters hereby agrees to be bound by the provisions of the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “AMM”), save that clause 3 of the AMM shall be deleted in its entirety and replaced with Section 8 of this Agreement and, in the event of any conflict between the provisions of the AMM and this Agreement, the terms of this Agreement shall prevail. For the purposes of the AMM, “Managers” means the Underwriters, “Lead Managers” means the Underwriters, “Settlement Lead Manager” means Merrill Lynch International, “Stabilizing Manager” means Merrill Lynch International and “Subscription Agreement” means this Agreement.

(i) Co-Manufacturer Acknowledgement. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(1) each of Goldman Sachs & Co. LLC, J.P. Morgan Securities plc and Merrill Lynch International (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to Securities and the related information set out in the Prospectus and announcements in connection with the Securities and

(2) the other Underwriters, the Issuer and the Guarantor note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Prospectus and announcements in connection with the Securities.

(j) Stabilization. The Issuer hereby authorizes the Stabilizing Manager to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Commission Regulation (EC) 2273/2003 of the Commission of the European Communities. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Issuer and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Issuer to issue in excess of the aggregate principal amount of Notes specified in Schedule 1 hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BERKSHIRE HATHAWAY INC.

By	/s/ Marc D. Hamburg
Name: Marc D. Hamburg
Title: Senior Vice President and Chief
Financial Officer

BERKSHIRE HATHAWAY FINANCE CORPORATION

By	/s/ Marc D. Hamburg
Name: Marc D. Hamburg
Title: President

[Berkshire Hathaway Finance Corporation — Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By	/s/ Adam Greene
Name: Adam Greene
Title: Managing Director

J.P. MORGAN SECURITIES PLC

By	/s/ Dimis Theodorou
Name: Dimis Theodorou
Title: Executive Director

MERRILL LYNCH INTERNATIONAL

By	/s/ Angus Reynolds
Name: Angus Reynolds
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

[Berkshire Hathaway Finance Corporation — Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 2.375% Senior Notes due 2039	Principal Amount of 2.625% Senior Notes due 2059
Goldman Sachs & Co. LLC	£250,000,000	£187,500,000
J.P. Morgan Securities plc	£250,000,000	£187,500,000
Merrill Lynch International	£250,000,000	£187,500,000
Wells Fargo Securities, LLC	£250,000,000	£187,500,000

Total	£1,000,000,000	£750,000,000

Sch 1-1

Annex A

Time of Sale Information

The final term sheet in the form set forth in Annex B hereto

A-1

Annex B

BERKSHIRE HATHAWAY FINANCE CORPORATION

Pricing Term Sheet

£1,000,000,000 2.375% Senior Notes due 2039

£750,000,000 2.625% Senior Notes due 2059

Issuer:	Berkshire Hathaway Finance Corporation
Guarantor:	Berkshire Hathaway Inc.
Offering Format:	SEC Registered
Trade Date:	June 12, 2019
Settlement Date:	June 19, 2019 (T+5)
Expected Ratings*:	Aa2/AA

£1,000,000,000 2.375% Senior Notes due 2039

Principal Amount:	£1,000,000,000
Maturity Date:	June 19, 2039
Issue Price (Price to Public):	98.435% of face amount
Gross Spread:	55 bps
Proceeds to Issuer:	£978,850,000
Interest Rate:	2.375% per annum
Semi-Annual Yield:	2.460%
Annual Yield:	2.475%
Benchmark Security:	UKT 4.25% September 2039
Benchmark Security Price:	150.960%
Benchmark Security Yield:	1.360%
Spread to Benchmark Security:	110 bps
Day Count Convention:	ACTUAL/ACTUAL (ICMA)
Interest Payment Dates:	Annually on June 19, commencing June 19, 2020
Optional Redemption:	At any time prior to March 19, 2039: Make- whole redemption at comparable government bond rate plus +20 bps
Minimum Denomination:	On or after March 19, 2039: Redemption at par £100,000 and integral multiples of £1,000 in excess thereof
CUSIP:	084664 CS8
Common Code:	201427894
ISIN:	XS2014278944
Paying Agent:	The Bank of New York Mellon, London Branch
Listing:	The Issuer intends to apply to list the 2.375% Senior Notes due 2039 on the New York Stock Exchange

£750,000,000 2.625% Senior Notes due 2059

Principal Amount:	£750,000,000
Maturity Date:	June 19, 2059
Issue Price (Price to Public):	99.183% of face amount
Gross Spread:	70 bps
Proceeds to Issuer:	£738,622,500
Interest Rate:	2.625% per annum
Semi-Annual Yield:	2.641%
Annual Yield:	2.658%
Benchmark Security:	UKT 1.75% July 2057
Benchmark Security Price:	110.580%
Benchmark Security Yield:	1.391%
Spread to Benchmark Security:	125 bps
Day Count Convention:	ACTUAL/ACTUAL (ICMA)
Interest Payment Dates:	Annually on June 19, commencing June 19, 2020
Optional Redemption:	At any time prior to December 19, 2058: Make- whole redemption at comparable government bond rate plus + 20 bps
Minimum Denomination:	On or after December 19, 2058: Redemption at par £100,000 and integral multiples of £1,000 in excess thereof
CUSIP:	084664 CT6
Common Code:	201429170
ISIN:	XS2014291707
Paying Agent:	The Bank of New York Mellon, London Branch
Listing:	The Issuer intends to apply to list the 2.625% Senior Notes due 2059 on the New York Stock Exchange

Other Information

Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities plc Merrill Lynch International Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

MiFID II professionals/ECPs-only/No PRIIPs KID: Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the Securities are not available to retail investors in the EEA.

Settlement Period: The closing will occur on June 19, 2019, which will be more than two U.S. business days after the date of this pricing term sheet. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in two business days, unless the parties to a trade expressly agree otherwise.

Each of the issuer and the guarantor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at (866) 471-2526, J.P. Morgan Securities plc collect at +44-207-134-2468, Merrill Lynch International toll-free at +1-800-294-1322 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Annex C

Opinion of Munger, Tolles & Olson LLP

(i) The Registration Statement became effective under the Securities Act upon filing with the Commission pursuant to Rule 462 of the Securities Act; the Indenture has been qualified under the Trust Indenture Act; the Final Prospectus was filed with the Commission in the manner and within the time period specified by Rule 424(b) under the Securities Act; and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or in connection with the offering is pending or threatened by the Commission.

(ii) Based solely on such counsel’s review of a certificate of good standing issued by the Secretary of State of the State of Delaware, each of the Issuer and the Guarantor is validly existing as a corporation, in good standing under the laws of the state of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Final Prospectus.

(iii) Based solely on such counsel’s review of a certificate of good standing issued by the relevant jurisdiction of incorporation, each of the Significant Subsidiaries is validly existing as a corporation, in good standing under the laws of its jurisdiction of incorporation.

(iv) This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantor.

(v) The Indenture has been duly authorized, executed and delivered by each of the Issuer and the Guarantor, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of each of the Issuer and the Guarantor, enforceable against them in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi) The Agency Agreement has been duly authorized, executed and delivered by the Issuer, and assuming due authorization, execution and delivery thereof by the Paying Agent, constitutes a valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vii) The Securities being delivered on the Closing Date have been duly authorized, executed and delivered by the Issuer and the Guarantor and, assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authentication of the Securities by the Trustee in accordance with the Indenture, have been issued in accordance with the terms of the Indenture and constitute valid and binding obligations of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities are in the form contemplated by, and are entitled to the benefits of, the Indenture.

(viii) The issue and sale of the Securities, and the compliance by the Issuer and the Guarantor with all of the provisions of the Securities, the Transaction Documents and this Agreement, and the consummation of the transactions herein and therein contemplated, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or the Guarantor is a party and which is identified in the officer’s certificates delivered to such counsel by the Issuer and the Guarantor in connection with the rendering of such opinion, (B) violate the provisions of the Certificate of Incorporation or By-laws (as amended through the date of such opinion) of the Issuer, (C) violate the provisions of the Restated Certificate of Incorporation or By-laws (as amended through the date of such opinion) of the Guarantor or (D) violate any order known to such counsel to be applicable to the Issuer or the Guarantor of any court or governmental agency or body having jurisdiction over the Issuer or the Guarantor, except, in the case of clauses (A) and (D), any such conflict, breach, violation, or default which would not reasonably be expected to have a Material Adverse Effect;

(ix) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Issuer or the Guarantor is required under the Specified Laws for the issue and sale of the Securities or the execution and delivery by the Issuer and the Guarantor of the Transaction Documents, except such as have already been obtained or made and are in full force and effect, or as may be required for the registration of the Securities under the Securities Act or the qualification of the Indenture under the Trust Indenture Act, or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, or the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(x) The statements set forth in the Time of Sale Information and the Final Prospectus under the caption “Description of the Notes and Guarantees” (other than under the subsection “Depositary Procedures”) and “Description of the Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities, and based on the assumptions and subject to the qualifications and limitations set forth therein, are correct in all material respects.

(xi) The statements set forth in the Time of Sale Information and the Final Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, and based on the assumptions and subject to the qualifications and limitations set forth therein, are correct in all material respects.

(xii) Neither the Issuer nor the Guarantor is an “investment company” as such term is defined in the Investment Company Act.

Such opinions shall be limited to the laws of the States of New York and Delaware (and as to Delaware, limited to the Delaware General Corporation Law) or the United States (the “Specified Laws”). In rendering such opinion, such counsel may, as to matters of fact, rely on certificates of responsible officers of the Issuer, the Guarantor or the Significant Subsidiaries, and public officials.

10b-5 Statement of Munger, Tolles & Olson LLP

Counsel shall state that, based upon their participation in the preparation of the Registration Statement, the Time of Sale Information and the Final Prospectus (excluding the documents incorporated by reference therein) and any amendments or supplements thereto:

(i) the Registration Statement at the time it became effective, the Preliminary Prospectus and each Issuer Free Writing Prospectus included in the Time of Sale Information as of the Time of Sale (which such counsel may assume is 12:05 pm Eastern time on the date of this Agreement) and the Final Prospectus as of its date (other than, in each case, the financial statements, financial and accounting data or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information included or incorporated by reference in (or omitted from) such documents, as to which such counsel need express no view) appear on their faces to have complied as to form in all material respects with the requirements of the Securities Act; and the Indenture appears on its face to have complied as to form in all material respects with the requirements of the Trust Indenture Act; and

(ii) no facts have come to their attention to cause them to believe that (A) the Registration Statement, at the time of its effective date (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Final Prospectus and any amendments or supplements thereto executed by the Issuer or the Guarantor prior to the Closing Date contained as of its date or contains as of the Closing Date an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case, other than the financial statements, financial and accounting data or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information included or incorporated by reference in (or omitted from) such documents, as to which such counsel need express no view.

C-4